UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 12, 2018

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02                   Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensation Arrangements of Certain Officers

On July 25, 2018, Gilead Sciences, Inc. (“Gilead”) announced the planned transition of President and Chief Executive Officer John F. Milligan, Ph.D., by the end of 2018 and the decision of Board Chairman John C. Martin, Ph.D., to step down from the Board when a new Chief Executive Officer is appointed. The process for selecting a new Chief Executive Officer is ongoing.

In light of this important ongoing leadership transition, on September 12, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Gilead approved a one-time retention program for Gilead officers and key employees, including Gilead’s Chief Financial Officer and other executive officers. The retention program is designed to promote continuity and stability through the Chief Executive Officer succession process. Under the program, on September 12, 2018, participants were granted a performance-based retention award and, if a participant’s employment is terminated without cause during the transition period described below, the participant may be eligible for an enhanced severance benefit.

For executive officers, the performance-based retention award will vest and be payable, subject to the executive officer’s continued employment with Gilead through the applicable measurement date, based on the achievement of total shareholder return (“TSR”) performance targets either (i) one-half following the first anniversary after of the grant date and one-half following the second anniversary of the date of grant, with each conditioned on TSR for the period being at or above 10%, or (ii) if not already vested pursuant to section (i), in full, if TSR performance over the 24 months following the date of grant is at or above 21%. The amount that can be earned under the retention award varies based on position, with the Chief Financial Officer’s maximum award being $2 million, and will be paid in cash at the end of the relevant performance period.

Under the retention program, if an executive officer’s employment is terminated involuntarily during the next 24 months (a “Qualifying Termination”), the executive officer’s severance benefit will be calculated as 2.0 times base salary (instead of 1.5 times base salary as otherwise provided for in the Gilead Sciences, Inc. Severance Plan (the “Severance Plan”). This amount is in addition to (and the program does not affect the amount of) the bonus, health care and outplacement service payments as calculated under the Severance Plan. In addition, under the program, the executive officer’s retention award and equity awards generally will be treated as if his or her termination of employment occurred 12 months after the Qualifying Termination for purposes of vesting, exercisability, and/or settlement, with a pro-rata portion of any performance share units earned based on the actual level of achievement of applicable performance goals at the end of the awards’ original performance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Brett A. Pletcher

Brett A. Pletcher
EVP, General Counsel and Corporate Secretary

Date: September 18, 2018